UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 17, 2020

EMERALD BIOSCIENCE, INC.
(Exact Name of Registrant as Specified in Its Charter)

Nevada	000-55136	45-0692882
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

 130 North Marina Drive, Long Beach, CA 90803

(Address of principal executive offices)

(949) 396-0330

(Registrant’s telephone number, including area code)

________________________________________________________________

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions.

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14d-2(b)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Fifth Drawdown under Credit Agreement

On June 17, 2020, Emerald Bioscience, Inc., a Nevada corporation (the “Company”), effected a fifth drawdown in the amount of $300,000 (the “Drawdown”) pursuant to that certain Multi-Draw Credit Agreement dated October 5, 2018, as amended by that certain Amended and Restated Multi-Draw Credit Agreement dated April 29, 2020 (collectively, the “Credit Agreement”), by and between the Company and Emerald Health Sciences Inc. (“EHS”). The Company intends to use the net proceeds of the Drawdown for general corporate and working capital purposes.

The Credit Agreement provides for a revolving credit facility to the Company of up to $20,000,000, and is unsecured. As of June 17, 2020, the Company has drawn down a total principal amount of $6,150,000 from the credit facility. Pursuant to the terms of the Credit Agreement, the loan bears interest at 7% per annum and matures on October 5, 2022, unless earlier converted into shares of the Company’s common stock.

In accordance with the terms of the Credit Agreement, EHS has elected that the Drawdown will not be convertible into shares of Company’s common stock and gave notice to the Company that no warrant will be issued in connection with the Drawdown at this time.

The foregoing description of the Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Credit Agreement, which is attached as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on April 29, 2020.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMERALD BIOSCIENCE, INC.

	By:	/s/ Dr. Brian Murphy
Dated: June 22, 2020		Dr. Brian Murphy Chief Executive Officer

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